Exhibit 10.02

                          SECURITIES PURCHASE AGREEMENT

      SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of June 25, 2002, by and among Universe2U Inc., a Nevada corporation, with headquarters located at 30 West Beaver Creek Road, Suite 109, Richmond Hill, Ontario, Canada L4B 3K1 (the "Company"), and each of the purchasers set forth on the signature pages hereto (the "Buyers").

      WHEREAS:

      A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the "1933 Act"), afforded by Section 4(2) of the 1933 Act and/or Rule 506 of Regulation D promulgated by the United States Securities and Exchange Commission (the "SEC");

      B. Buyers desire to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement (i) 12% convertible debentures of the Company, in the form attached hereto as Exhibit "A", in the aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) (together with any debenture(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the "Debentures"), convertible into shares of common stock, par value $.00001 per share, of the Company (the "Common Stock"), upon the terms and subject to the limitations and conditions set forth in such Debentures and (ii) warrants, in the form attached hereto as Exhibit "B", to purchase One Million Five Hundred Thousand (1,500,000) shares of Common Stock (the "Warrants").

      C. Each Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, such principal amount of Debentures and number of Warrants as is set forth immediately below its name on the signature pages hereto; and

      D. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit "C" (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

      NOW THEREFORE, the Company and each of the Buyers severally (and not jointly) hereby agree as follows:

            1. PURCHASE AND SALE OF DEBENTURES AND WARRANTS.

                  a. Purchase of Debentures and Warrants. On the Closing Date (as defined below), the Company shall issue and sell to each Buyer and each Buyer severally agrees to purchase from the Company such principal amount of Debentures and number of Warrants as is set forth immediately below such Buyer's name on the signature pages hereto.

                  b. Form of Payment. On the Closing Date (as defined below),
(i) each Buyer shall pay the purchase price for the Debentures and the Warrants to be issued and sold to it at the Closing (as defined below) (the "Purchase Price") by wire transfer of immediately available funds to the Company, in accordance with the Company's written wiring instructions, against delivery of the Debentures in the principal amount equal to the Purchase Price and the number of Warrants as is set forth immediately below such Buyer's name on the signature pages hereto, and (ii) the Company shall deliver such Debentures and Warrants duly executed on behalf of the Company, to such Buyer, against delivery of such Purchase Price.

                  c. Closing Date. Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Debentures and the Warrants pursuant to this Agreement (the "Closing Date") shall be 12:00 noon, Eastern Standard Time on June 25, 2002 or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur on the Closing Date at such location as may be agreed to by the parties.


            2. BUYERS' REPRESENTATIONS AND WARRANTIES. Each Buyer severally (and not jointly) represents and warrants to the Company solely as to such Buyer that:

                  a. Investment Purpose. As of the date hereof, the Buyer is purchasing the Debentures and the shares of Common Stock issuable upon conversion of or otherwise pursuant to the Debentures (including, without limitation, such additional shares of Common Stock, if any, as are issuable (i) on account of interest on the Debentures, (ii) as a result of the events described in Sections 1.3 and 1.4(g) of the Debentures and Section 2(c) of the Registration Rights Agreement or (iii) in payment of the Standard Liquidated Damages Amount (as defined in Section 2(f) below) pursuant to this Agreement, such shares of Common Stock being collectively referred to herein as the "Conversion Shares") and the Warrants and the shares of Common Stock issuable upon exercise thereof (the "Warrant Shares" and, collectively with the Debentures, Warrants and Conversion Shares, the "Securities") for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                  b. Accredited Investor Status. The Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act (an "Accredited Investor").

                  c. Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

                  d. Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Notwithstanding the foregoing, the Company has not disclosed to the Buyer any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Buyer. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a significant degree of risk.

                  e. Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

                  f. Transfer or Re-sale. The Buyer understands that (i) except as provided in the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) the Buyer shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (c) the Securities are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("Rule 144")) of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an Accredited Investor, (d) the Securities are sold pursuant to Rule 144, or (e) the Securities are sold pursuant to Regulation S under the 1933 Act (or a successor rule) ("Regulation S"), and, in the case of (c), (d) and (e) above, if required by the Company's transfer agent, the Company shall have received an opinion of counsel to the Company or the Buyer that shall be in form, substance and scope customary for opinions of counsel in corporate transactions; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement. In the event that the Company does not accept the opinion of counsel provided by the Buyer with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S, or does not object in good faith to the validity of such opinion, within three (3) business days of delivery of the opinion to the Company, the Company shall pay to the Buyer liquidated damages of three percent (3%) of the outstanding amount of the Debentures per month plus accrued and unpaid interest on the Debentures, prorated for partial months, in cash or shares at the option of the Buyer ("Standard Liquidated Damages Amount"). If the Buyer elects to be paid the Standard Liquidated Damages Amount in shares of Common Stock, such shares shall be issued at the Conversion Price at the time of payment.

                  g. Legends. The Buyer understands that the Debentures and the Warrants and, until such time as the Conversion Shares and Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Shares and Warrant Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

            "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the offer and sale of the securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act."


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

      The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, so that the sale or transfer is effected or (c) such holder provides the Company with reasonable assurances (sufficient for counsel to render an opinion of the type referred to in clause (b) above) that such Security can be sold pursuant to Rule 144 or Regulation S. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable securities laws, including restrictions on short selling and requirements as to prospectus delivery, if any.

                  h. Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes, and upon execution and delivery by the Buyer of the Registration Rights Agreement, such agreement will constitute, valid and binding agreements of the Buyer enforceable against the Buyer in accordance with their terms.

                  i. Residency. The Buyer is a resident of the jurisdiction set forth immediately below such Buyer's name on the signature pages hereto.

            3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Buyer that:

                  a. Organization and Qualification. The Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. Schedule 3(a) sets forth a list of all of the Subsidiaries of the Company and the jurisdiction in which each is incorporated. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. "Subsidiaries" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, a majority equity or other ownership interest.

                  b. Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Debentures and the Warrants and to consummate the transactions contemplated hereby and thereby and to issue the Securities (including, for the purpose of this representation, an aggregate of up to 18,873,016 Conversion Shares and Warrant Shares), in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement, the Debentures and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Debentures and the Warrants and the issuance and reservation for issuance of an aggregate of up to 18,873,016 Conversion Shares and Warrant Shares issuable upon conversion or exercise thereof) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Registration Rights Agreement, the Debentures and the Warrants, each of such instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                  c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which 39,446,700 shares are issued and outstanding, 5,290,625 shares are reserved for issuance pursuant to the Company's stock option plans, 1,418,757 shares are reserved for issuance pursuant to securities (other than the Debentures and the Warrants or pursuant to the Company's stock option plans) exercisable for, or convertible into or exchangeable for shares of Common Stock and an aggregate of 18,873,016 shares are reserved for issuance upon conversion of the Debentures and the Additional Debentures (as defined in Section 4(l)) and exercise of the Warrants and the Additional Warrants (as defined in Section 4(l)) (subject to adjustment pursuant to the Company's covenant set forth in
Section 4(h) below); and (ii) no shares of preferred stock. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in
Schedule 3(c), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Debentures, the Warrants, the Conversion Shares or Warrant Shares. The Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("Certificate of Incorporation"), the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto. The Company shall provide the Buyer with a written update of this representation signed by the Company's Chief Executive Officer on behalf of the Company as of the Closing Date.


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

                  d. Issuance of Shares. The Conversion Shares and Warrant Shares are duly authorized and reserved for issuance and, upon conversion of the Debentures and exercise of the Warrants in accordance with their respective terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

                  e. Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares and Warrant Shares upon conversion of the Debentures or exercise of the Warrants. The Company further acknowledges that its obligation to issue Conversion Shares and Warrant Shares upon conversion of the Debentures or exercise of the Warrants in accordance with this Agreement, the Debentures and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

                  f. No Conflicts. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Debentures and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of an aggregate up to 18,873,016 Conversion Shares and Warrant Shares) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity, except as would not, individually or in the aggregate, have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement, the Debentures or the Warrants in accordance with the terms hereof or thereof or to issue and sell the Debentures and Warrants in accordance with the terms hereof and to issue the Conversion Shares upon conversion of the Debentures and the Warrant Shares upon exercise of the Warrants. Except as disclosed in Schedule 3(f), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the Over-the-Counter Bulletin Board (the "OTCBB") and does not reasonably anticipate that the Common Stock will be delisted by the OTCBB in the foreseeable future.

                  g. SEC Documents; Financial Statements. Except as disclosed in
Schedule 3(g), the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company has delivered to each Buyer true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2001 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

                  h. Absence of Certain Changes. Since December 31, 2001, there has been no material adverse change in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of the Company or any of its Subsidiaries.

                  i. Absence of Litigation. Except as set forth on Schedule 3(i), there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. Schedule 3(i) contains a complete list and summary description of any pending or, to the knowledge of the Company, threatened proceeding against or affecting the Company or any of its Subsidiaries, without regard to whether it would have a Material Adverse Effect.

                  j. Patents, Copyrights, etc.

                         (i) The  Company and each of its  Subsidiaries  owns or
possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights ("Intellectual Property") necessary to enable it to conduct its business as now operated (and, except as set forth in Schedule 3(j) hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company's knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, except as set forth in Schedule 3(j) hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future); to the best of the Company's knowledge, the Company's or its Subsidiaries' current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

                        (ii) All of the Company's computer software and computer hardware, and other similar or related items of automated, computerized or software systems that are used or relied on by the Company in the conduct of its business or that were, or currently are being, sold or licensed by the Company to customers (collectively, "Information Technology"), are Year 2000 Compliant. For purposes of this Agreement, the term "Year 2000 Compliant" means, with respect to the Company's Information Technology, that the Information Technology is designed to be used prior to, during and after the calendar Year 2000, and the Information Technology used during each such time period will accurately receive, provide and process date and time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000, and leap-year calculations, and will not malfunction, cease to function, or provide invalid or incorrect results as a result of the date or time data, to the extent that other information technology, used in combination with the Information Technology, properly exchanges date and time data with it. The Company has delivered to the Buyers true and correct copies of all analyses, reports, studies and similar written information, whether prepared by the Company or another party, relating to whether the Information Technology is Year 2000 Compliant, if any.

                  k. No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is reasonably expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is reasonably expected to have a Material Adverse Effect.

                  l. Tax Status. Except as set forth on Schedule 3(l), the Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. Except as set forth on Schedule 3(l), none of the Company's tax returns is presently being audited by any taxing authority.

                  m. Certain Transactions. Except as set forth on Schedule 3(m) and except for arm's length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  n. Disclosure. All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Buyers pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

                  o. Acknowledgment Regarding Buyers' Purchase of Securities. The Company acknowledges and agrees that the Buyers are acting solely in the capacity of arm's length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by any Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Buyers' purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

                  p. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyers. The issuance of the Securities to the Buyers will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

                  q. No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

                  r. Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since December 31, 2001, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

                  s. Environmental Matters.

                        (i) Except as set forth in Schedule 3(s), there are, to the Company's knowledge, with respect to the Company or any of its Subsidiaries or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company's knowledge, threatened in connection with any of the foregoing. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

                        (ii) Other than those that are or were stored, used or disposed of in compliance with applicable law, to the Company's knowledge, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and, to the Company's knowledge, no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company's or any of its Subsidiaries' business.

                        (iii) Except as set forth in Schedule 3(s), there are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its Subsidiaries that are not in compliance with applicable law.

                  t. Title to Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(t) or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

                  u. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. The Company has provided to Buyer true and correct copies of all policies relating to directors' and officers' liability coverage, errors and omissions coverage, and commercial general liability coverage.

                  v. Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  w. Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                  x. Solvency. The Company, after giving effect to the transactions contemplated by this Agreement, will be solvent (i.e., the Company will be able to pay its debts having a maturity of less than one year as they become due and payable) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have the ability to, nor does it intend to take any action that would impair its ability to, pay such debts from time to time as such debts become due and payable.

                  y. No Investment Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an "investment company" required to be registered under the Investment Company Act of 1940 (an "Investment Company"). The Company is not controlled by an Investment Company.

                  z. Breach of Representations and Warranties by the Company. If the Company breaches any of the representations or warranties set forth in this
Section 3, and in addition to any other remedies available to the Buyers pursuant to this Agreement, the Company shall pay to the Buyer the Standard Liquidated Damages Amount in cash or in shares of Common Stock at the option of the Buyer, until such breach is cured. If the Buyers elect to be paid the Standard Liquidated Damages Amounts in shares of Common Stock, such shares shall be issued at the Conversion Price at the time of payment.

            4. COVENANTS.

                  a. Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in Section 6 and 7 of this Agreement.

                  b. Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyers at the applicable closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Buyer on or prior to the Closing Date.

                  c. Reporting Status; Eligibility to Use Form S-3, SB-2 or Form S-1. The Company's Common Stock is registered under Section 12(g) of the 1934 Act. The Company represents and warrants that it meets the requirements for the use of Form S-3 (or if the Company is not eligible for the use of Form S-3 as of the Filing Date (as defined in the Registration Rights Agreement), the Company may use the form of registration for which it is eligible at that time) for registration of the sale by the Buyer of the Registrable Securities (as defined in the Registration Rights Agreement). So long as the Buyer beneficially owns any of the Securities and unless and until the Securities are eligible for sale pursuant to Rule 144(k) promulgated under the 1933 Act, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company shall issue a press release describing the materials terms of the transaction contemplated hereby as soon as practicable following the Closing Date but in no event more than two (2) business days of the Closing Date, which press release shall be subject to prior review by the Buyers. The Company agrees that such press release shall not disclose the name of the Buyers unless expressly consented to in writing by the Buyers or unless required by applicable law or regulation, and then only to the extent of such requirement.

                  d. Use of Proceeds. The Company shall use the proceeds from the sale of the Debentures and the Warrants substantially in the manner set forth in Schedule 4(d) attached hereto and made a part hereof and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with its currently existing direct or indirect Subsidiaries)

                  e. Future Offerings. Subject to the exceptions described below, the Company will not, without the prior written consent of a majority-in-interest of the Buyers, not to be unreasonably withheld, negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) that involves (A) the issuance of Common Stock at a discount to the market price of the Common Stock on the date of issuance (taking into account the value of any warrants or options to acquire Common Stock issued in connection therewith) or (B) the issuance of convertible securities that are convertible into an indeterminate number of shares of Common Stock or (C) the issuance of warrants during the period (the "Lock-up Period") beginning on the Closing Date and ending on the later of (i) two hundred seventy
(270) days from the Closing Date and (ii) one hundred eighty (180) days from the date the Registration Statement (as defined in the Registration Rights Agreement) is declared effective (plus any days in which sales cannot be made thereunder). In addition, subject to the exceptions described below, the Company will not conduct any equity financing (including debt with an equity component) ("Future Offerings") during the period beginning on the Closing Date and ending eighteen (18) months from the date the Registration Statement is declared effective (plus any days in which sales cannot be made thereunder), unless it shall have first delivered to each Buyer, at least twenty (20) business days prior to the closing of such Future Offering, written notice describing the proposed Future Offering, including the terms and conditions thereof and proposed definitive documentation to be entered into in connection therewith, and providing each Buyer an option during the fifteen (15) day period following delivery of such notice to purchase its pro rata share (based on the ratio that the aggregate principal amount of Debentures purchased by it hereunder bears to the aggregate principal amount of Debentures purchased hereunder) of the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering (the limitations referred to in this sentence and the preceding sentence are collectively referred to as the "Capital Raising Limitations"). In the event the terms and conditions of a proposed Future Offering are amended in any respect after delivery of the notice to the Buyers concerning the proposed Future Offering, the Company shall deliver a new notice to each Buyer describing the amended terms and conditions of the proposed Future Offering and each Buyer thereafter shall have an option during the fifteen (15) day period following delivery of such new notice to purchase its pro rata share of the securities being offered on the same terms as contemplated by such proposed Future Offering, as amended. The foregoing sentence shall apply to successive amendments to the terms and conditions of any proposed Future Offering. The Capital Raising Limitations shall not apply to any transaction involving (i) issuances of securities in a firm commitment underwritten public offering (excluding a continuous offering pursuant to Rule 415 under the 1933
Act), (ii) issuances of shares of restricted common stock or rights to purchase restricted common stock without registration rights or (iii) issuances of securities as consideration for a merger, consolidation or purchase of assets, or in connection with any strategic partnership, joint venture or other similar business arrangement (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company. The Capital Raising Limitations also shall not apply to the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or to the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan approved by a majority of the outside members of the Company's board of directors.

                  f. Expenses. At the Closing, the Company shall reimburse Buyers for expenses incurred by them in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other agreements to be executed in connection herewith ("Documents"), including, without limitation, attorneys' and consultants' fees and expenses, transfer agent fees, fees for stock quotation services, fees relating to any amendments or modifications of the Documents or any consents or waivers of provisions in the Documents, fees for the preparation of opinions of counsel, escrow fees, and costs of restructuring the transactions contemplated by the Documents. When possible, the Company must pay these fees directly, otherwise the Company must make immediate payment for reimbursement to the Buyers for all fees and expenses immediately upon written notice by the Buyer or the submission of an invoice by the Buyer If the Company fails to reimburse the Buyer in full within five (5) business days of the written notice or submission of invoice by the Buyer, the Company shall pay interest on the total amount of fees to be reimbursed at a rate of 15% per annum.

                  g. Financial Information. Upon request from the Buyer, the Company agrees to send the following reports to each Buyer until such Buyer transfers, assigns, or sells all of the Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-KSB, its Quarterly Reports on Form 10-QSB and any Current Reports on Form 8-K; (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) contemporaneously with the making available or giving to the stockholders of the Company, copies of any notices or other information the Company makes available or gives to such stockholders.

                  h. Authorization and Reservation of Shares. The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion or exercise of the outstanding Debentures and Warrants and issuance of the Conversion Shares and Warrant Shares in connection therewith (based on the Conversion Price of the Debentures or Exercise Price of the Warrants in effect from time to time) and as otherwise required by the Debentures. The Company shall not reduce the number of shares of Common Stock reserved for issuance upon conversion of Debentures and exercise of the Warrants without the consent of a majority-in-interest of the Buyers. The Company shall at all times maintain the number of shares of Common Stock so reserved for issuance at an amount ("Reserved Amount") equal to no less than two (2) times the number that is then actually issuable upon full conversion of the Debentures and Additional Debentures and upon exercise of the Warrants and the Additional Warrants (based on the Conversion Price of the Debentures or the Exercise Price of the Warrants in effect from time to time). If at any time the number of shares of Common Stock authorized and reserved for issuance ("Authorized and Reserved Shares") is below the Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 4(h), in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Reserved Amount. If the Company fails to obtain such stockholder approval within forty-five (45) days following the date on which the number of Authorized and Reserved Shares exceeds the Reserved Amount, the Company shall pay to the Borrower the Standard Liquidated Damages Amount, in cash or in shares of Common Stock at the option of the Buyer. If the Buyer elects to be paid the Standard Liquidated Damages Amount in shares of Common Stock, such shares shall be issued at the Conversion Price at the time of payment. In order to ensure that the Company has authorized a sufficient amount of shares to meet the Reserved Amount at all times, the Company must deliver to the Buyer at the end of every month a list detailing (1) the current amount of shares authorized by the Company and reserved for the Buyer; and (2) amount of shares issuable upon conversion of the Debentures and upon exercise of the Warrants and as payment of interest accrued on the Debentures for one year. If the Company fails to provide such list within five (5) business days of the end of each month, the Company shall pay the Standard Liquidated Damages Amount, in cash or in shares of Common Stock at the option of the Buyer, until the list is delivered. If the Buyer elects to be paid the Standard Liquidated Damages Amount in shares of Common Stock, such shares shall be issued at the Conversion Price at the time of payment.

                  i. Listing. The Company shall promptly secure the listing of the Conversion Shares and Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as any Buyer owns any of the Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares and Warrant Shares from time to time issuable upon conversion of the Debentures or exercise of the Warrants. The Company will obtain and, so long as any Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on the OTCBB, the Nasdaq National Market ("Nasdaq"), the Nasdaq SmallCap Market ("Nasdaq SmallCap"), the New York Stock Exchange ("NYSE"), or the American Stock Exchange ("AMEX") and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company shall promptly provide to each Buyer copies of any notices it receives from the OTCBB and any other exchanges or quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems.

                  j. Corporate Existence. So long as a Buyer beneficially owns any Debentures or Warrants, except with the consent of a majority-in-interest of the Buyers, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading on the OTCBB, Nasdaq, Nasdaq SmallCap, NYSE or AMEX.

                  k. No Integration. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

                  l. Subsequent Investment. The Company and the Buyers agree that, upon filing by the Company of the Registration Statement to be filed pursuant to the Registration Rights Agreement (the "Filing Date"), the Buyers shall purchase, on a pro rata basis, additional debentures ("Filing Debentures") in the aggregate principal amount of Five Hundred Thousand Dollars ($500,000) and additional warrants (the "Filing Warrants") to purchase an aggregate of 500,000 shares of Common Stock, for an aggregate purchase price of Five Hundred Thousand Dollars ($500,000), with the closing of such purchase to occur within ten (10) days of the Filing Date; provided, however, that the obligation of each Buyer to purchase the Filing Debentures and the Filing Warrants is subject to the satisfaction, at or before the closing of such purchase and sale, of the conditions set forth in Section 7. The Company and the Buyers further agree that, upon the declaration of effectiveness of the Registration Statement to be filed pursuant to the Registration Rights Agreement (the "Effective Date"), the Buyers shall purchase additional debentures (the "Effectiveness Debentures" and, collectively with the Filing Debentures, the "Additional Debentures") in the aggregate principal amount of Five Hundred Thousand Dollars ($500,000) and additional warrants (the "Effectiveness Warrants" and, collectively with the Filing Warrants, the "Additional Warrants") to purchase an aggregate of 500,000 shares of Common Stock, for an aggregate purchase price of Five Hundred Thousand Dollars ($500,000), with the closing of such purchase to occur within ten (10) days of the Effective Date; provided, however, that the obligation of each Buyer to purchase the Effectiveness Debentures and the Effectiveness Warrants is subject to the satisfaction, at or before the closing of such purchase and sale, of the conditions set forth in Section 7. The terms of the Additional Debentures and the Additional Warrants shall be identical to the terms of the Debentures and Warrants, as the case may be, to be issued on the Closing Date. The Common Stock underlying the Additional Debentures and the Additional Warrants shall be Registrable Securities (as defined in the Registration Rights Agreement) and shall be included in the Registration Statement to be filed pursuant to the Registration Rights Agreement.

                  m. Breach of Covenants. If the Company breaches any of the covenants set forth in this Section 4, and in addition to any other remedies available to the Buyers pursuant to this Agreement, the Company shall pay to the Buyers the Standard Liquidated Damages Amount, in cash or in shares of Common Stock at the option of the Buyer, until such breach is cured. If the Buyers elect to be paid the Standard Liquidated Damages Amount in shares, such shares shall be issued at the Conversion Price at the time of payment.

            5. TRANSFER AGENT INSTRUCTIONS. The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of each Buyer or its nominee, for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Debentures or exercise of the Warrants in accordance with the terms thereof (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act or the date on which the Conversion Shares and Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares and Warrant Shares, prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act or the date on which the Conversion Shares and Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold), will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Buyer's obligations and agreement set forth in Section 2(g) hereof to comply with all applicable prospectus delivery requirements, if any, upon re-sale of the Securities. If a Buyer provides the Company with (i) an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act and such sale or transfer is effected or (ii) the Buyer provides reasonable assurances that the Securities can be sold pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by such Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Buyers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

            6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Debentures and Warrants to a Buyer at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                  a. The applicable Buyer shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Company.

                  b. The applicable Buyer shall have delivered the Purchase Price in accordance with Section 1(b) above.

                  c. The representations and warranties of the applicable Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the applicable Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Buyer at or prior to the Closing Date.

                  d. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

            7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE. The obligation of each Buyer hereunder to purchase the Debentures and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for such Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

                  a. The Company shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Buyer.

                  b. The Company shall have delivered to such Buyer duly executed Debentures (in such denominations as the Buyer shall request) and Warrants in accordance with Section 1(b) above.

                  c. The Irrevocable Transfer Agent Instructions shall have been delivered to and acknowledged in writing by the Company's Transfer Agent.

                  d. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, but not limited to certificates with respect to the Company's Certificate of Incorporation, By-laws and Board of Directors' resolutions relating to the transactions contemplated hereby.

                  e. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  f. No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company.

                  g. The Conversion Shares and Warrant Shares shall have been authorized for quotation on the OTCBB and trading in the Common Stock on the OTCBB shall not have been suspended by the SEC or the OTCBB.

                  h. The Buyer shall have received an opinion or opinions of the Company's counsels, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer and in substantially the same form as Exhibit "D" attached hereto.

                  i. The Buyer shall have received an officer's certificate described in Section 3(c) above, dated as of the Closing Date.

            8. GOVERNING LAW; MISCELLANEOUS.

                  a. Governing Law. THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS AGREEMENT SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS' FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

                  b. Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  c. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

                  d. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

                  e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

                  f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                           If to the Company:

                                    Universe2U Inc.
                                    30 West Beaver Creek Road, Suite 109
                                    Richmond Hill, Ontario, Canada L4B 3K1
                                    Attention:  Kim Allen
                                    Telephone:  905-709-5241
                                    Facsimile:   905-709-5246
                                    Email:  kallen@universe2u.com

                           With copy to:

                                    Keith Moskowitz, Esq.
                                    Ehrenreich Eilenberg & Krause LLP
                                    11 East 44th Street, 17th Floor
                                    New York, NY 10017
                                    Telephone:  212-986-9700
                                    Facsimile:   212-986-2399
                                    Email:  km@ezlaw.com

      If to a Buyer: To the address set forth immediately below such Buyer's name on the signature pages hereto.

                           With copy to:

                                    Ballard Spahr Andrews & Ingersoll, LLP
                                    1735 Market Street
                                    51st Floor
                                    Philadelphia, Pennsylvania  19103
                                    Attention:  Gerald J. Guarcini, Esq.
                                    Telephone:  215-864-8625
                                    Facsimile:  215-864-8999
                                    Email:  guarcini@ballardspahr.com

      Each party shall provide notice to the other party of any change in address.

                  g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(f), any Buyer may assign its rights hereunder to any of its "affiliates," as that term is defined under the 1934 Act, without the consent of the Company.

                  h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  i. Survival. The representations and warranties of the Company and the agreements and covenants set forth in Sections 3, 4, 5 and 8 shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyers. The Company agrees to indemnify and hold harmless each of the Buyers and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in Sections 3 and 4 hereof or any of its covenants and obligations under this Agreement or the Registration Rights Agreement, including advancement of expenses as they are incurred, subject to the procedures for indemnification set forth in the Registration Rights Agreement.

                  j. Publicity. The Company and each of the Buyers shall have the right to review a reasonable period of time before issuance of any press releases, SEC, OTCBB or NASD filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of each of the Buyers, to make any press release or SEC, OTCBB (or other applicable trading market) or NASD filings with respect to such transactions as is required by applicable law and regulations (although each of the Buyers shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

                  k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  l. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  m. Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Buyers shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the undersigned Buyers and the Company have caused this Agreement to be duly executed as of the date first above written.


UNIVERSE2U INC.

/s/ Kim Allen
----------------------------------------
Kim Allen
Chief Executive Officer


AJW PARTNERS, LLC
By:  SMS Group, LLC

/s/ Corey S. Ribotsky
----------------------------------------
Corey S. Ribotsky
Manager


RESIDENCE: Delaware

ADDRESS: 1044 Northern Boulevard
         Suite 302
         Roslyn, New York 11576
         Facsimile: (516) 739-7115
         Telephone: (516) 739-7110

AGGREGATE SUBSCRIPTION AMOUNT:

         Aggregate Principal Amount of Debentures:                       $85,000
         Number of Warrants:                                              85,000
         Aggregate Purchase Price:                                       $85,000


NEW MILLENNIUM CAPITAL PARTNERS II, LLC
By:  First Street Manager II, LLC

/s/ Corey S. Ribotsky
----------------------------------------
Corey S. Ribotsky
Manager


RESIDENCE: New York

ADDRESS: 1044 Northern Boulevard
         Suite 302
         Roslyn, New York 11576
         Facsimile: (516) 739-7115
         Telephone: (516) 739-7110


AGGREGATE SUBSCRIPTION AMOUNT:

         Aggregate Principal Amount of Debentures:                       $45,000
         Number of Warrants:                                              45,000
         Aggregate Purchase Price:                                       $45,000


AJW/NEW MILLENNIUM OFFSHORE, LTD.
By:  First Street Manager II, LLC

/s/ Corey S. Ribotsky
----------------------------------------
Corey S. Ribotsky
Manager


RESIDENCE:  Cayman Islands

ADDRESS: AJW/New Millennium Offshore, Ltd.
         P.O. Box 32021 SMB
         Grand Cayman, Cayman Island, B.W.I.

AGGREGATE SUBSCRIPTION AMOUNT:

         Aggregate Principal Amount of Debentures:                      $185,000
         Number of Warrants:                                             185,000
         Aggregate Purchase Price:                                      $185,000


PEGASUS CAPITAL PARTNERS, LLC
By:  Pegasus Manager, LLC

/s/ Corey S. Ribotsky
----------------------------------------
Corey S. Ribotsky
Manager


RESIDENCE:            New York

ADDRESS: 1044 Northern Boulevard
         Suite 302
         Roslyn, New York 11576
         Facsimile: (516) 739-7115
         Telephone: (516) 739-7110


AGGREGATE SUBSCRIPTION AMOUNT:

         Aggregate Principal Amount of Debentures:                      $185,000
         Number of Warrants:                                             185,000
         Aggregate Purchase Price:                                      $185,000

Schedule 3 (a) Subsidiary Information:

Subsidiaries

         1418276 Ontario Inc., incorporated in Ontario.
         Universe2U Canada Inc., incorporated in Ontario.
         CableTec Communications Inc., incorporated in Ontario.
         *Universe2U Right-of-ways Agency Inc., incorporated in Delaware. *Coastal Network Services Inc., incorporated in Delaware.
         *Coastal Networks Inc., incorporated in Nevada.
         *MultiLink Network Services Inc., incorporated in Delaware. *MultiLink Networks Inc., incorporated in Nevada.
         *T-E Realty & Right-of-Way Agency, L.L.C., incorporated in Michigan (49% ownership).

--------------------------------------------------------------------------------
         * This company is currently inactive and has no material assets.

      The follow subsidiaries were merged into Universe2U Canada Inc. on Jan. 1, 2002:

         Fiber Optics Corporation of Canada Inc., incorporated in Ontario. Canadian Cable Consultants Inc., incorporated in Ontario. Photonics Engineering & Design Inc., incorporated in Ontario.

Schedule 3 (c) Capitalization

      (i) Outstanding options, warrants, and arrangements to issue additional securities:

            A. We have outstanding options and warrants to purchase an aggregate of 6,709,382 shares of our common stock at exercise prices ranging from $0.01 to $4.71 per share, expiring from 2002 to 2009, including the options and warrants described in paragraphs B. through F. below.

            B. On August 1, 2001, we entered into a common stock purchase agreement with Fusion Capital Fund II, LLC pursuant to which Fusion agreed to purchase on each trading day during the term of the agreement, $15,000 of our common stock or an aggregate of $12.0 million. The $12.0 million of common stock is to be purchased over a 40-month period, subject to a six-month extension or earlier termination at our discretion. The purchase price of the shares of common stock will be equal to a price based upon the future market price of the common stock without any fixed discount to the market price. Until the termination of the common stock purchase agreement, we have agreed not to issue, or enter into any agreement with respect to the issuance of, any variable priced equity or variable priced equity-like securities unless we have obtained Fusion's prior written consent. For a more detailed description of this transaction, see our Form 10-Q filed August 14, 2001.

To obtain Fusion's consent to this transaction, we agreed to set the price the 375,000 warrants to $1.00. We had not previously executed the Warrant Agreement as we intended price their warrants at "near" market when their Registration Statement was declared effective, rather than the $4.00 strike price specified in our documents.

      C. On March 13, 2001, Universe2U Inc. (the "Company") consummated the sale of 219,725 shares of its common stock to Dominion Fixed Income Plus Investments Ltd. (the "Investor") in a private placement, which resulted in net proceeds to the Company of $550,000. The foregoing securities were issued pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended. The securities sold to the Investor are restricted and may not be offered or re-sold in the United States absent registration or an exemption from registration. The shares of common stock issued pursuant to such placement are subject to anti-dilution price protection until March 13, 2002, exercisable with respect to each share of the purchased shares (the "Reset Right"), whereby upon notice from the Investor, each of such purchased shares shall have its respective original purchase price of $2.50 per share reset in accordance with the formula below (the "Reset Price"). In the event of a Reset Price, an additional number of shares shall be issued to the Investor based upon the difference between the original purchase price and the average of the publicly quoted high and low trading price of the Company's common stock during the five (5) days prior to notice to the Company of exercise of the Reset Right (the "High-Low Average Price"). The Company shall issue such additional number of shares to the Investor calculated by (a) subtracting the High-Low Average Price from the original purchase price, (b) multiplying the difference thereof by the number of shares that are the subject of the Reset Right notice from Investor; and (c) dividing the product thereof by the original purchase price. The Reset Right is exercisable with respect to any or all of the purchased shares in whole or in part at any time until March 13, 2002. The Company, at its sole discretion, may redeem the purchased shares for a period of up to twenty-five (25) days from the March 13, 2001 closing date (the "Redemption Period") upon repayment, in whole or in part, of the aggregate original purchase price plus a redemption fee in cash equivalent to two percent (2%) of the original purchase price per share of the shares redeemed, or a pro rata amount of the aggregate original purchase price if all shares are not redeemed in full. The Company, at its sole discretion, may, prior to the expiration of the Redemption Period, extend such Redemption Period for an additional twenty-five (25) days upon payment to Investor of a fee in cash equivalent to two percent (2%) of the aggregate original purchase price. The Company may renew and extend the Redemption Period for two additional consecutive periods upon payment of the foregoing fees. The reset right referred to above continues so long as redemption period continues. The redemption period has been extended until October 15, 2002.

      D. During 2001, we established a line of credit with Palm Trading Limited. Up to an aggregate of $500,000 may be drawn upon under the line of credit. Any amounts borrowed must be repaid by July 27, 2003, or earlier under certain circumstances. We have agreed to issue to Palm under the credit line warrants in an amount corresponding to the fair market value of our common stock as of the date of each draw down. Each of such warrants shall be exercisable at fair market value for 1.5 shares of our common stock. See our 2001 Form 10-KSB for a more detailed description of this transaction.

      E. In connection with the establishment in February 2002 of a credit facility with Laurentian Bank of Canada, we agreed to issue to such bank at maturity or repayment 5,500 restricted shares of our common stock for each day the loan is outstanding up to a maximum of 1,000,000 shares.

      F. On May 14, 2002, we completed an acquisition of the broadband assets of Wisper Networks Inc. for cash and 146,724 shares of our common stock. These shares have not yet been issued. The Company has agreed to register these shares within 120 days of closing the acquisition with Ontario Securities Commission.

      (ii) Registration Rights

      A. In connection with the Wisper Networks acquisition described above, we are to issue a maximum of 146,724 shares of our common stock. We agreed to register these shares within 120 days of closing the acquisition with Ontario Securities Commission through the filing of a Qualifying Prospectus to become a reporting issuer in Ontario. The acquisition closed on May 14, 2002.

      B. We have agreed to register the shares issuable in the Fusion transaction described above. In that regard, we filed a resale registration statement relating thereto in August 2001 on Form S-3. We are no longer eligible to use such form for resale registration statements and that registration statement was not declared effective.

      C. We have agreed to register the shares in the Dominion transaction, however have not done so to date and therefore continue to be subject to Rule 144 hold period. Registration Statement must be filed within 10 days of expiry of the Redemption Period. The Company has been granted the numerous extensions on the Redemption Period. See note (i) C above.

      (iii) Anti-Dilution or Price Adjustment:

      A. Dominion and Fusion both have customary anti-dilution adjustments for issuance of shares of our common stock, where they are issued/reduced by the same proportion of shares as all other shareholders.

      B. Dominion Reset and Gross-Up Provision. The Purchased Shares shall be subject to a reset and gross-up right for a period of one year from Closing that is exercisable with respect to each share of the Purchased Shares (the "Reset Right"), whereby upon notice by
            Investor, each of such Purchased Shares shall have its respective Original Purchase Price reset (the "Reset Price") and the number of shares issued to Investor grossed-up based upon the average of the publicly quoted high and low trading price of the Company's Common Stock during the five (5) days prior to Investor notice to the Company of exercise of the Reset Right (the "High-Low Average Price"). The Company shall issue an additional number of shares to Investor calculated by (a) subtracting the High-Low Average Price from the Original Purchase Price, (b) multiplying the difference thereof by the number of shares that are the subject of the Reset Right notice from Investor; and (c) dividing the product thereof by the Original Purchase Price. The Reset Right is exercisable with respect to any or all of the Purchased Shares in whole or in part at any time during the one-year period. See note (i)(C) above regarding the extension of such one-year period. Fusion does not have a reset, gross-up provision, or price adjustment provision in their Common Stock Purchase Agreement.

Schedules 3 (f) Required Consents

The following consents will be provided prior to closing:

      o     Fusion Capital Fund II, LLC

      o     Laurentian Bank of Canada

      o     Josie Marie Boujos

Schedule 3 (g) SEC Documents and Financial Statements

      The Laurentian Bank Agreements were not included as an exhibit on our last 10Q-SB as we did not have the final electronic documents at the time of filing. We intend to file them as exhibits on our next 10Q-SB.

Schedule 3 (i) Pending or threatened litigation

      We are a defendant in Hollands v. Universe2U Inc., brought in the Ontario Superior Court of Justice, court file no. 00-CV-197308, commenced September 15, 2000. The Plaintiff is Robert Hollands. The Defendants also include our officers, Kim Allen, and Angelo Boujos and former officer Andrew Eyres, who is no longer with our company. Robert Hollands is a former employee of ours who is suing for, inter alia, damages for wrongful dismissal, damages for alleged outstanding commissions, as well as, the court enforced delivery to him of certain shares, which he claims are owed to him by way of signing bonus and pursuant to stock options. Mr. Hollands' employment was governed by an employment contract, which, among other things, required Mr. Hollands to achieve certain sales for the company. According to our records, Mr. Hollands, in fact, completed no sales during his employment as to which his stock based compensation was tied. It is our position that his employment was terminated for cause pursuant to the terms of his employment contract for having, inter alia, failed to achieve required sales despite warnings, both orally and in writing. Having been terminated for cause, we have taken the position that Mr. Hollands is not entitled to any of the shares for which he is suing us. As against us, Mr. Hollands is seeking damages for wrongful dismissal and loss of opportunity in the sum of $4,000,000, a declaration that the plaintiff is the owner of 2,000,000 common shares (giving effect to the May 2000 stock dividend) of our Company and a mandatory order requiring us to issue the stock to the Plaintiff, equitable damages to compensate the Plaintiff for any reduction in value to the Plaintiff's shares, an accounting of our sales and projected sales, and a declaration that the Plaintiff is not bound by any non-competition covenant. Mr. Hollands' claims against all of the Defendants include the following: a declaration that the Plaintiff has been oppressed and relief from oppression by requiring the Defendants to purchase 2,000,000 shares of the Company for the Plaintiff and damages in the amount of $5,000,000 for conspiracy to interfere with economic relations. Mediation was attempted, but did not lead to settlement. Examinations for Discovery will continue in the next few months. We, and the other defendants, believe Mr. Hollands' allegations are without merit and intend to defend vigorously Mr. Hollands' action.

      Our former subsidiary, Canadian Cable (merged into the Company in January
      2002) and our subsidiary CableTec, are the plaintiffs in Canadian Cable Consultants Inc., et al., v. Dan McAleer et al., brought in Ontario Superior Court of Justice, court file no. 00-CV-197416, commenced September 18, 2000. The Defendants are Dan McAleer, Gerry Roy, and 1353042 Ontario Limited, cob. Northern Call Solutions Inc. Canadian Cable out-sourced telemarketing work to Northern Call Solutions. The relationship was governed by a written contract. Canadian Cable has sued Northern Call Solutions for breach of contract for having wrongfully solicited certain of Canadian Cable's key employees to leave Canadian Cable and work for Northern Call Solutions and for having wrongfully solicited the customers and work of Canadian Cable. Canadian Cable has sued Dan McAleer and Gerry Roy, both former employees of Canadian Cable, for having solicited the employees and customers of Canadian Cable. As against Northern Call Solutions, the relief sought includes an interim and permanent injunction restraining the Defendants from soliciting the employees and customers of Canadian Cable and returning confidential information, damages for breach of contract, breach of fiduciary duty and tortious interference with economic interests in the amount of $1,000,000, punitive damages in the amount of $100,000, an interim interlocutory and permanent injunction, requiring Northern to provide Canadian Cable with all daily reports previously prepared but not delivered, and all future daily reports, which reports list all of the calls made on any particular day by each telemarketer of Northern in accordance with Article 3 of the telemarketing services agreement between Northern and Canadian Cable, dated January 7, 2000 (the "Northern Call Centre Agreement"), requiring Northern to provide Canadian Cable with appropriate access to Northern's books, records and other supporting documentation of Northern in order to enable Canadian Cable to perform the audit provided in the Northern Call Centre Agreement, requiring Northern deliver to Canadian Cable any and all material prepared or developed by Northern or any materials furnished to Northern by Canadian Cable in connection with the Northern Call Centre Agreement, restraining Northern from divulging to third parties any information obtained from or through Canadian Cable or developed by Northern in connection with the Northern Call Centre Agreement, and as against Daniel McAleer, damages in the amount of $1,000,000 for breach of contract, breach of fiduciary duty, tortious interference with business relations, and tortious interference with economic expectancy, punitive damages in the amount of $100,000, and an interim interlocutory and permanent injunction restraining McAleer from disclosing to any person or in any way making use of, in any manner, any of the Trade Secrets of Canadian Cable, as provided in the employment agreement between McAleer and Canadian, dated February 2, 2000 (the "McAleer Employment Agreement"), restraining McAleer from (i) being a party to or abetting any solicitations of customers, clients or suppliers of Canadian Cable or any of its associates or affiliates, (ii) transferring business from Canadian Cable or any of its associates or affiliates to any other person, or (iii) seeking in any way to persuade or entice any executive employee of Canadian or any of its associates or affiliates to leave that employment or from being a party to or abetting any such action, as provided in the McAleer Employment Agreement, restraining McAleer from, in any capacity whatsoever, carrying on, being engaged in, being employed by, or having any interest in any business similar to the business carried on by Canadian Cable or any of its associates or affiliates for a period of one year following the date of termination of his employment. The Plaintiff, CableTec, claims against the Defendant, Gerry Roy, damages in the amount of $500,000, for breach of contract, breach of fiduciary duty and tortious interference with economic relations, punitive damages in the amount of $25,000, and an interlocutory and permanent injunction restraining Roy from (i) being a party to or abetting any solicitations of customers, clients or suppliers of CableTec or any of its associates or affiliates,
      (ii) transferring business from CableTec or any of its associates or affiliates to any other person, or (iii) seeking in any way to persuade or entice any executive employee of CableTec or any of its associates or affiliates to leave that employment or from being a party to or abetting any such action, as provided in that certain employment agreement between CableTec and Roy dated August 11, 2000 (the "Roy Employment Agreement"), and restraining Roy from impairing or diminishing the goodwill of CableTec with respect to those of CableTec's customers, clients and suppliers with whom Roy, except by virtue of his employment with CableTec, would not have developed a close and direct relationship. Our management believes that our subsidiaries' positions are meritorious and that our operations will prevail in such actions, however, there can be no assurance in this regard. Pleadings are not yet closed.

      Our former subsidiary, Canadian Cable (merged into the Company in January
      2002), and our employees William McGill and others, are defendants in a lawsuit brought by Northern Call Solutions, which is essentially a counterclaim to the action described in the paragraph immediately above. The proceeding is pending in Ontario Superior Court of Justice as court file no. 00-CV-198071, commenced September 29, 2000. Northern Call Solutions has claimed breach of contract for accounts alleged to have not been paid and for breach of contract of the telemarketing agreement between the companies. Northern Call Solutions has also sued certain of Canadian Cable's employees personally for having allegedly wrongfully solicited certain Northern Call Solution employees. Canadian Cable denies all of the allegations. The relief sought, as against all the Defendants, includes an interim and permanent injunction restraining the defendants from soliciting the plaintiff's employees or making use of confidential information, damages for breach of contract, breach of fiduciary duty and tortious interference with economic interests in the amount of $1,000,000, punitive damages in the amount of $100,000, and as against the Defendant Canadian Cable Consultants, the sum of $85,275, for unpaid accounts, and damages for breach of contract and misrepresentation in the amount of $1,000,000. Pleadings are not yet closed. We believe the counterclaims are without merit and intend to defend vigorously this action.

      Our subsidiary, Universe2U Canada is one of the defendants in Destiny Network Solutions Inc. v. Akhilesh Shan, Josieph Khunaysir, and Universe2U Canada Inc. The Plaintiff alleged misappropriation of confidential information. Mr. Shan and Khunaysir were former employees with Destiny Network Solutions and became employees of Universe2U Canada. Upon Universe2U Canada employing Mr. Shan and Khunaysir, they signed documents representing that Universe2U did not recruit them and they had no restriction regarding their employability. The Plaintiff is claiming $6,000,000 CDN, plus interest and costs and ancillary injunctive relief. Universe2U and Destiny Network Solutions were both resellers of Rhythms Canada' DSL service. Rhythms of Canada ceased operation in June 2001. In addition, both companies operated as network integrators. Universe2U abandoned this strategy in summer of 2001. Destiny Network Solutions sold their business to Wisper Networks (CDNX:WIP) for approximately $16,000 CND in shares. Pleadings are not yet closed. We, and the other defendants, believe Destiny Network Solutions' allegations are without merit and intend to defend vigorously Destiny Network Solutions' action.

      Our subsidiary, Universe2U Canada Inc., is the plaintiff in Universe2U Canada Inc. vs Bernard Kris Tanunagara, Barbara J. Tanunagara, and Edward Tanunagara. The relationship was governed by a purchase and sale contract and employment contract. In May 2000, we acquired CableTec Communications, formerly known as Bernie Tan Investments, from the defendants. Bernard Kris Tanunagara signed three-year employment contract to remain as the President of our subsidiary CableTec Communications. The Company is of the opinion that early in 2001, Mr. Tanunagara breached his contract, breached fiduciary duty, engaged in tortious interference with business relations, and tortious interference with economic expectancy. We are seeking damages of $6,500,000 CDN. The case is pending.

      Our subsidiary, CableTec Communications Inc. is the plaintiff in CableTec Communications Inc. vs. Vic Shaw and Hitech Global Telecom Inc. The relationship was governed by an employment contract. We alleged misappropriation of confidential information and interference with economic expectancy. Mr. Shaw was employed as the General Manager of CableTec and left at the same time as Mr. Tanunagara, taking most of CableTec employees with him. Hitech Global Telecom Inc. immediately hired Mr. Shaw and several of CableTec's former employees. We are seeking damages of $2,500,000 CDN. The case is pending.

      Piedmont Commerce Center Limited Partnership has obtained a default judgment relating to a lease arrangement for a property in Troy, MI. The default judgment is against our subsidiaries Coastal Network Services and F.O.C.C. Fiber Optics Corporation of Canada for $107,496.52. We have negotiated a settlement for $40,000 in a series of deferred payments.

      We are taking all commercially reasonable best efforts requisite to set aside a judgment of $129,067.26 CDN granted to Brandt Industries Ltd. against Universe2U Canada Inc. and CableTec Communications Inc. The dispute involves the acquisition of a large boring machine, a trade-in of a smaller boring machine and the subsequent return of the large boring machine. Universe2U Canada Inc. and Brandt Industries Ltd. are in the process of negotiating a settlement.

         The Company is subject to several judgments and pending claims relating to unpaid accounts which individually is in amounts less than $50,000 but which in the aggregate is approximately $270,000, excluding interest, which may be accruing on such claims. The Company is attempting to negotiate settlements with all such parties.

Schedule 3 (j) Intellectual Property

None

Schedule 3 (l) Tax Status

The Company is delinquent in filing the following with the respective authorities:

----------------------------------------------- ----------------------------------------------------------
Company                                         Delinquency
----------------------------------------------- ----------------------------------------------------------
Universe2U Right-of-ways Agency Inc             Federal and State Corporate tax return 2001
----------------------------------------------- ----------------------------------------------------------
Coastal Network Services Inc.                   Federal and State Corporate tax return 2001
----------------------------------------------- ----------------------------------------------------------
Coastal Networks Inc.                           Federal and State Corporate tax return 2001
----------------------------------------------- ----------------------------------------------------------
MultiLink Network Services Inc.                 Federal and State Corporate tax return 2001
----------------------------------------------- ----------------------------------------------------------
MultiLink Networks Inc                          Federal and State Corporate tax return 2001
----------------------------------------------- ----------------------------------------------------------
Universe2U Canada Inc.                          Not current on payroll source deductions
----------------------------------------------- ----------------------------------------------------------

      A. The subsidiaries for which we have not filed Federal and State Corporate tax returns for 2001 had little or no revenues in 2001. We are in the process of amalgamating these entities into a single entity, at which time we expect to do all the necessary filing of tax returns.

      B. For Universe2U Canada Inc. we have not been assessed any fines at this point in time. We expect Revenue Canada to contact us to establish a re-payment schedule.

      C. In 2002, a judgment was granted in favor of Her Majesty the Queen against Cabletec Communications Inc. in the amount of approximately ($34,579.00 CDN) for unpaid taxes. This relates to 1999 corporate tax assessment which will be discharged as the 2000 and 2001 tax losses will be carried back to eliminate the liability.

Schedule 3 (m) Certain Transactions

Related party balances net to a total of $45,044 receivable. The amounts are due/payable from/to the parties below and are non-interest bearing, due on demand and have no fixed repayment terms. The amounts due to and from officers and directors are non-interest bearing, due on demand and have no fixed repayment terms. During 2001, the Company imputed interest of nil to officers and directors on advances made to the Company. The amounts break down as follows:

      o We have an advance from shareholder Josie Boujos in the form of an unsecured, non-interest bearing, and due on demand loan. The principal balance of advance was $153,490 CDN as at December 31, 2001.

      o We have an advance to Angelo Boujos; it is an unsecured, non-interest bearing and due on demand loan. The principal balance of advance was $146,670 CDN as at December 31, 2001.

      o We have a disputed advance of approximately $79,000 CDN with Bernard Kris Tanunagara, a former officer of one of our subsidiaries. $75,000 is being held in escrow. Schedule 3 (i) discusses the suit where we are seeking damages of $6,500,000 CDN.

On June 9, 2000, the Board of Directors adopted a resolution to convert a loan of $428,968 previously made by Angelo Boujos into 100,000 of our common shares.

Schedule 3 (s) Environmental Matters

None

Schedule 3 (t) Title to Property

      1. We have granted security interests in certain of our assets in favor of Laurentian Bank of Canada (General Security Agreement dated February 22, 2002, PPSA registration 2002 0221 1412 00044476) and
            Josie Marie Boujos (General Security Agreement dated February 19, 1999 PPSA registration 19990319 1647 0043 6372) in connection with loan facilities entered into with each of them.

      2. Certain of our vehicles and equipment is held pursuant to specific leases (including leases with GMAC Leaseco Limited, Summit Lease, a division of Summit Ford (1982) Limited, Wajax Finance Ltd., Newcourt Financial Ltd, Brandt Industries Ltd, AT&T Capital Canada, Royal Bank of Canada, Ford Credit Canada Leasing Ltd, Ford Credit Canada Ltd and GT Group Telecom Services Corp.). We have granted security interests in certain of our assets in favor of the lessors.

      3. We have granted a security interest in an insurance policy in favor of AIG Corporation Canada.

      4. There are a number of liens that have been filed against certain of our assets in respect of leased vehicles and equipment that have been returned to the respective lessor and for which we have no continuing obligation. We are entitled to have these liens discharged and released. We will endeavor to cause the same to be released as soon as practicable.

      5. In 2002, a judgment was rendered in the amount of approximately $34,579.00 CDN in favor of Her Majesty the Queen, as represented by the Ministry of Finance, against Cabletec Communications Inc. for unpaid taxes. A lien has been filed against certain of our assets in respect of such judgment.

Schedule 4 (d) Use of Proceeds

Convertible Debenture Costs            $114,500.00   $ 64,500.00   $ 64,500.00
Wireless Expansion                     $ 65,000.00   $155,000.00   $205,000.00
Reseller Project                       $ 30,000.00   $ 55,000.00   $ 35,000.00
VoIP - Product Launch                  $200,500.00   $150,500.00   $132,500.00
Internal Operations                    $ 90,000.00   $ 75,000.00   $ 63,000.00
Total                                  $500,000.00   $500,000.00   $500,000.00

Convertible Debenture Costs - includes legal and accounting costs associated with establishing the Agreements and registering the shares. It also includes a $64,500.00 consulting fee for each tranche to the NIR Group for putting together the deal.

Wireless Expansions - includes all installing 7 new tower locations, installation of a new Customer Information System and relocation of equipment acquired in the acquisition of Wisper Networks broadband assets.

Reseller Program - includes the costs associated with developing marketing collateral, training agents.

VoIP - Product Launch - includes Carrier Deposits, Equipment Purchases, Website development, Sales Force Training, Marketing collateral development, Standard Contract Development, and Terms of Service Manual

Internal Operations - includes go forward money to support operations.